Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
I, William D. Clark, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Genocea Biosciences, Inc. on Form 10-Q for the three months ended March 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Genocea Biosciences, Inc. at the dates and for the periods indicated.

/s/ WILLIAM D. CLARK
William D. Clark
President and Chief Executive Officer and Director

Date:	May 5, 2022
I, Diantha Duvall, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Genocea Biosciences, Inc. on Form 10-Q for the three months ended March 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Genocea Biosciences, Inc. at the dates and for the periods indicated.

/s/ DIANTHA DUVALL
Diantha Duvall
Chief Financial Officer

Date:	May 5, 2022